                                                                    EXHIBIT 99.2

                                                            FINAL TRANSCRIPT

   CONFERENCE CALL TRANSCRIPT

   SUP - Q2 2004 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL

   EVENT DATE/TIME: JUL. 16. 2004 / 1:00PM ET
   EVENT DURATION: 1 HR 3 MIN

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CORPORATE PARTICIPANTS

 JEFF ORNSTEIN
 Superior Industries - CFO, V.P., Director

 STEVE BORICK
 Superior Industries - Pres., COO, Director

CONFERENCE CALL PARTICIPANTS

 RON TADROSS
 Banc of America Securities - Analyst

 CHRIS CERASO
 Credit Suisse First Boston - Analyst

 ROBERT HINCHLIFFE
 UBS - Analyst

 BRETT HOSELTON
 KeyBanc Capital Mkts. - Analyst

 GLENN CHIN
 Lehman Brothers - Analyst

PRESENTATION

 DARREN KIMBALL
 Lehman Brothers - Analyst

 MICHAEL BRUYNESTEYN
 Prudential Securities - Analyst

 JON ROGERS
 Smith Barney - Analyst

 DAVID SUMMERS (PH)
 CD Capital - Analyst

 FRANK DUNOW (PH)
 Adage Capital - Analyst

 JONATHON STEINMETZ
 Morgan Stanley - Analyst

 JENNIFER WALLACE
 Alpine Capital - Analyst

 CHRIS BONCROFT (PH)
 Stage Asset Management - Analyst

 OPERATOR

 Good morning and welcome ladies and gentlemen to the Superior Industries second quarter 2004 earnings teleconference. At this time I would like to inform you that all participants are in a listen-only mode. At the request of the company we will open the conference up to questions and answers after the presentation. I will now turn the conference over to Mr. Jeff Ornstein. Please go ahead Mr. Ornstein.

 JEFF ORNSTEIN  - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Thank you very much. Good morning, and good afternoon on the East Coast any comments made in this Web cast are subject to the Safe Harbor for forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially because of issues and uncertainties that need to be considered in evaluating our financial outlook. We assume no obligation update publicly, to any forward-looking statements. Issues and uncertainties that are of particular significance at this time relate to impact of global competitive pricing, decline in production of cars and light trucks, and the successful completion of our strategic and operating plan. Please keep in mind this is not a complete list and refer to the company's form 10-K for a complete discussion of the risks and uncertainties related to our company.

This was another strong quarter for Superior's continuing market share gains. As shipments on key light vehicle platforms such as the Ford F-150, Chevy Malibu, Dodge Durango, Cadillac's SRX, international customer models, including Nissan's Xterra, and Titan, the new Titan, Toyota Solara and Mazda 6 sedans. Auto production was in fact down 2.4% for the quarter while Superior's unit shipments were up almost 4%. Our successful marketing efforts continue to be attributable to our unparalleled engineering and customer support, capacity management and flexibility, on time delivery performance and our larger wheel manufacturing ability, and finally, special in house, special finish capability, including chrome and bright polish. Unfortunately, due to our major customers loss of market share, and severe structural cost issues, this competitive advantage has been somewhat neutralized in a price only matters environment. The days of winning new contracts by delivering customer service are behind us, at least in the short term, and continued global pricing pressures have reduced Superior's profit margins dramatically.

Today, the company reported net earnings of 51 cents per share, for the second quarter. These results were totally in line with previous guidance provided by our company in the Q1 earnings call in April. As many of our long time shareholders are aware, we have focused for years on methodically executing our business model quarter after quarter. We have concentrated on organic growth to get customer satisfaction leading to expanding market share while slowly diversifying our customer base. We have maintained net margins by vigilantly controlling our corporate overhead, and channeling our profits into wise capital expenditures to remain the lowest cost producer in North America. As a result, we were able to maintain the number one market share position, and our shareholders have been rewarded with appreciating common stock valuations, and a steadily-growing dividend.

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However, the increasingly intense pricing environment in the global aluminum wheel business has clearly altered our previous business model at least in the near term. Other companies might react to such circumstances by cutting out fat in their overhead. But that is a difficult option for Superior, as we carry the smallest percentage of such expenses in the industry. That is not to say that further operational cost saving opportunities are not there. Just that they must be achieved through a detailed process improvement approach, and through labor saving automation strategies that are not quick to fruition. As we have previously discussed, these efforts are comprised of a series of disciplined, small steps that have cumulative effect but are difficult to forecast in terms of bottom line improvement timing. Please be assured these financial improvements are incremental, and create cost reduction momentum once they are put in place, and fine tuned. We are becoming an even stronger company as we wring costs out of our manufacturing operations. We believe that Superior will continue to be the lowest global cost wheel manufacturer for North American landed aluminum wheels when we complete this process.

As many of you know, part of our long-term low-cost strategy, Superior opened two plants in Chihuahua, Mexico. One in '94 and the other in 2000. And expanded both to where today, over 30% of our production originates in these two plants. They serve as a worldwide model and benchmark for wheel manufacturing throughout the world. With advanced automation techniques, large wheel capability, these Mexican plants are the most efficient with low cost, and hard-working labor. Accordingly, we have committed to yet a third plant in Chihuahua, located in an entirely new industrial park, with its own energy infrastructure, and our Mexican facilities continue to be desirable shipping points for our customers. Our customers have cited these facilities as world class. Without exception, every one of our customers have keyed in on our Mexican facility for their logistical requirements and to achieve their long-term cost improvement goals.

In addition, our Asian strategy remains intact. We believe we can establish a low-cost manufacturing facility in the area, specifically China at this time, through a joint venture with an existing Chinese wheel operation. We continue to have serious concerns, however, about the long-term viability of exporting aluminum wheels, a highly-engineered, expensive to ship safety product, back to North America. Because of these concerns, we are prudently analyzing our options related to this investment. However, we feel strongly there is an opportunity for Superior to expand its global footprint. There are no specifics or decisions to report at this time, contrary to a recent "Wall Street Journal" article that indicated a plant near Shanghai was about to be built. Our European operations are experiencing the same intense global pricing pressures. Thus, our share of quarterly profits reported from our 50%-owned Hungarian plant is slightly lower. Although still quite profitable than last year.

It continues to be extremely difficult to win cast -- new cast wheel business in this competitive marketplace, based on extremely low selling prices. On the other hand, we continue to see strong demand in the future for our lightweight forged wheels that are very popular with European customers that do not require as much flexibility in styling. As promised, our aluminum component business is starting to turn the corner. This business is now benefiting from previously delayed programs that are now starting up. We are benefiting also from moving rapidly up the learning curve and increased volume in our factory operations. Sales for the quarter are double last year at 5.4 million, and year to date sales are double, also, at 11.3 million. Annual sales are projected to be over $30 million. Marketing continues to report that increased sales activity and interest by new customers is strong. Current program shipments include the exciting Cadillac lineup including the CTS, XLR, and SRX, and the new C6 Corvette programs.

For the third quarter '04, we are anticipating that unit sales and profitability similar to the third quarter of '03. In addition to expected continuation of prior business trends, this outlook takes into account significant customer launch activity, representing both new and replacement programs. With such activity, customers scheduled volatility is not uncommon, and could impact actual results. In addition, general industry concern about light vehicle inventory levels, and the potential resultant production schedule adjustment could further impact our third quarter performance. As we have previously indicated, we expect to see the benefit of the operational improvements to materialize in our fourth quarter. I'll review quickly some of the detail numbers. The OEM wheel sales for the quarter were 228,137,000 as compared to 208,344,000 a 9.5% increase. For the year to date we're at 456,338,000. 416,329,000 in '03 for a 9.6% increase. Our operating income came in at 17,313,000 compared to 23,201,000. That's 7.4% as compared to 11%. Our operating income year to date stands at 36,002,000, 7.7%, compared to 54,824,000, or 13%. Thus our net income at 13,584,000 for the quarter or 51 cents per share compares to 17,677,000 a year ago, or 66 cents a share. Year to date we stand at 27,251,000, or $1.01, compared to 39,943,000 or $1.48, down about -- a little over 30%.

Our wheels shipped were up, as I mentioned, a little under 4% which compares very favorably to a 2.4% decline and strong -- and actually a greater decline at Ford and GM. Our year to date shipments now stand at almost 7% up, compared to an industry that is down two, with our two major customers, Ford and GM, being down 7.5%. Our penetration rates continue to increase, and our market share continues to increase. Our utilization rates in our plants are not as high as a year ago, but still in a good range. Gross profit margins at 10% compared to 13.7%. 10.2% for year to date compared to 15.7%. Our SG&A well under control at 2.6%. 2.5% year to date. Our net income accordingly then is 5.8% for the quarter, 5.8% year to date. Shareholders equity, 606,409,000. Compared to 563,656,000. We still have an annualized return on shareholder's equity, estimated at 9%. And our current ratio is extremely strong at 3.6, and no long-term debt. Weighted average shares for the quarter, 26,806,000, compared to 26,986,000. Year to date, weighted average share, 26,908,000 compared to

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26,971,000. And for those who need it, actual number of shares outstanding,
26,628,000 compared to 26,662,000. We repurchased 46,600 shares in the quarter at $34.20. Bringing a year to date repurchase of 150,200 at $34.93 cents.

The depreciation came in at the quarter at 9,252,000 that's compared to 8,125,000 and year to date is 19,029,000, with an estimated projection of around $37 or $38 million for the year. Capital expenditures were comparable to last year's quarter at 20,076,000. Year to date at 35,274,000. And we're pretty much on target to spend the $55 million that we've been projecting. Interest income as a result of lower rates are down -- down to 547,000 for the quarter. And 1,138,000 year to date. Our joint venture equity income as I mentioned down slightly at 2.6 million compared to 2.7 million a year ago. Year to date at still flat at 4.7 million compared to 4.7 million a year ago. Finally our cash balance comparable to a year ago at 153,928,000. And as most of you know, that jumped substantially, a couple days after the quarter. In fact, we were very close to 200 million for a day or two.

In any event, I will go through the balance sheet real quick. If I can find it. The June 4, balance sheet cash at 153.9 million as I reported, accounts receivable, 155.6 million. Net inventories 91.3 million. Other current assets at
11.2 million. Total current assets, 412 million. Property plant and equipment net 276.2 million. Investments and long-term assets at 59.6 million. Total assets 747.8 million. Accounts payable, 49.8 million, accrued expenses 64.5 million. Current liabilities, 114.3 million. Long-term liabilities 15.5 million. No long term debt. Deferred income taxes, 11.6 million. Shareholder's equity,
606.4 million. Liabilities and equity, 747.8 million. And that gives you a review of the balance sheet. Mr. Steven Borick our President is here and would love to talk to you and then we will take your questions.

 STEVE BORICK  - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Good morning, and afternoon. Ladies and gentlemen, thank you for attending. Well, the good news is we've got lots of cash in the bank. There is no bad news. Our earnings are not where we want them to be, but that's something that everybody that follows us understands. I'm not disappointed at all in the progress that the company is making. Certainly, I might say that it's disappointing to know that the pricing pressure is unrelenting. Marketing is doing everything it can to continue to work with our customer. Price only matters is the commentary Jeff made. It's sad but true right now. Incorrect in the long term, it will right itself eventually. This process of best in class prices that have been pressured on us in the industry will not last. Eventually there will be players that will fall out of the business. There will be survivors which Superior will be one. And the best thing to come out of all of this is that we are going to become a much, much stronger company in the long term.

We have initiated as I've spoken before many different programs in the company that will have great long term benefits, not only to the cost structure of the company, but how this company runs in the future. All I can say is that I as the President am doing everything in my power to make sure that I have the continued right team of professional management in this company to move through this -- what I consider a interesting cycle in the business, but something that I'm not personally concerned about for the long term. The initiatives that we're taking, not only in capital expenditures, but in looking in every nook and cranny of this company for opportunities, is it at the very forefront of our daily operations. We are supplying a lot of wheels every day. We will continue to do that. And we're going to do it better and better as each day goes by. We know that we need to do something on the cost side, and Mexico plant 10 is one of the reasons. I don't like the fact that we have to take production out of the U.S. I don't like the fact that the industrial base of this country continues to deteriorate. But you as shareholders and investors have the right for us to make the correct decisions for the future of this company. And so consequently, we are going to continue to expand outside of North America. Where necessary to bring our costs in line to bring our business model back to where it belongs. And the profitability that we need to have.

The thing that Superior is strongest about is its knowledge of making wheels, how to manage this business, and the ability for us financially to be able to not only compete in this environment but to stay the strongest player in this environment. That's a key ingredient and it allows me to sleep at night knowing that we can make the capital expenditures and do the things that we need to do in order to facilitate our future growth. Some of the other players in our industry are not going to be capable of that. And right now, all it is, is a waiting game. That waiting game will change in time and I hope that that those investors that want to stay with us will continue to do so. Those that don't and continue to press our (INAUDIBLE) I can guarantee that I will be aggressively buying back stock in Superior as the price deteriorates and we will put stock back into our treasury. There's enough cash in our bank to do so and I will take that stand because I believe strongly in where we're heading. We are now open for the questions and answers. I appreciate those of you that continue to stay with us.

 JEFF ORNSTEIN  - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Charlene?
QUESTION AND ANSWER

 OPERATOR

 Thank you. The question-and-answer session will begin at this time. If you are using a speaker phone, please pick up the handset before pressing any numbers. Should you have a question, please press star, one on your push button telephone. If you wish to

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withdraw your question, please press star two. Your questions will be taken in the order they are received. Please stand by for your first question. Our first question comes from Ron Tadross from Banc of America Securities. Please state your question.

 RON TADROSS  - BANC OF AMERICA SECURITIES - ANALYST

 Good morning to you guys. Good afternoon to us. Could you just discuss some of the signs of improvement, I guess you discussed you're seeing some signs of improvement in your release that you're seeing, you know, maybe behind the scenes there.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Yeah, one of the -- several of the key metrics that we measure are internal reject rate, costs per wheel and wheels per hour. And despite lower volumes, we're seeing improvements in certain of the plants that had the difficulties. They identified the issues, and they're working diligently to improve them. Often, it takes time, because they have to rearrange something. For example, the -- in our mold shop where we make our molds, that's a critical stage of factory where you start the process. We discovered in some cases we have to do some rearrangement, or add some equipment. That's on order. It's on its way in. And we see improvement. So we see the plants that had the difficulty starting to do better. But unfortunately, they're hurt by, at the same time, by volume.

 RON TADROSS - BANC OF AMERICA SECURITIES - ANALYST

 So Jeff, then, I mean the margins were down -- or the gross profit dollars were down, or a little bit, I guess, I'm wondering, is that -- you're saying that's because of the volume, basically you're actually seeing improvement on the cost side?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Correct.

 RON TADROSS - BANC OF AMERICA SECURITIES - ANALYST

 Okay. And you still are in the process -- I don't know if there is a way to help us understand where you are in this process, of, you know, ordering equipment, and you know, implementing efficiency actions, and also, I don't know if you've hired someone to do that or if you're planning on hiring someone to help you, kind of like a COO type.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Well, what we've done is we have a facilities group, as you know, the same facilities group that we worked with to open our Fayetteville, Arkansas, plant back in 1987. And what we've done is instituted a facility of advanced planning where that group is charged with the responsibility of making sure they communicate clearly with the plant, schedule the thing properly, make sure we understand the disruption to the factory, when it can be done, if it is a shut down, whether it can be done without disrupting the production. Those steps have been taken, and we've beefed up that area. And that's where we let ourselves down a little bit a year ago.

 RON TADROSS - BANC OF AMERICA SECURITIES - ANALYST

 So you're happy with the management now on the operating side in terms of implementing these things?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Well, good management is never happy, never complacent. We're always constantly looking to improve and do better. We've identified some open spots in our organization that we're trying to backfill. And Steve is working diligently on that.

 RON TADROSS - BANC OF AMERICA SECURITIES - ANALYST

 Okay. And then where are you roughly, you think, if you looked at -- as this as a process of maybe, you know, implementing -- putting a lot of equipment in to get more efficiencies?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Yeah, we're starting to see the benefit of it. People are starting to come out, as we mentioned. These automated machines are in one plant already, and they've already removed some people. Unfortunately, you know, third quarter is not the time when you are going to see that big incremental benefit. Third quarter is the time when we have shut downs, when we have customer shut downs, extended shut downs, et cetera. So that's why I'm kind of indicating that I've got a bunch of eggs that are going to come out in that fourth quarter.

 RON TADROSS - BANC OF AMERICA SECURITIES - ANALYST

 Okay. Thank you.

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 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Thank you.

 OPERATOR

 Our next question comes from Chris Ceraso for Credit Suisse First Boston. Please state your question.

 CHRIS CERASO - CREDIT SUISSE FIRST BOSTON - ANALYST

 Hey, thanks, good afternoon, Jeff and Steve. The first question I have, and correct me if I'm wrong here, but it looks like sequentially from the first quarter to the second quarter, your wheel shipment volume is up, production volume in North America was up, but revenues and margin were down. Is that all price, or is there some effect of mix in there, Jeff, and anything else?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Revenues -- revenues were kind of flat.

 CHRIS CERASO - CREDIT SUISSE FIRST BOSTON - ANALYST

 Right.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Yeah. That is, you know, that is -- well, revenues, you know, are being assisted by aluminum increases, so you're always going to see margin percentage declines when aluminum goes up. Mix is a difficult animal to analyze right now. Because you have the bigger wheels offsetting some of the specialty wheels that have gone away. You've got the price reductions being offset by the aluminum increases. So it's really a fairly extensive analysis that we do here, obviously, that we don't share with you. But generally, given the overall trends. Things are going really good on these good programs but remember, for example, in the Ford arena, you know, their cars are just not selling as well as they have in the past. We took a big hit in those models. GMT-800 is still strong but it hasn't increased for example in this quarter. But it is still a big strong program for us. And I did cite the increased programs that we have.

 CHRIS CERASO - CREDIT SUISSE FIRST BOSTON - ANALYST

 And what, if you could highlight a couple of your major launches, I know you've got a ton of them going on, but what are the big ones in Q3?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Well, the big launches in Q3, the biggest one hasn't been announced yet because we just are working with our customer to make that announcement. But I mentioned the F 150, the Malibu, those are ones that started already. The Titan. The Mazda
6. Those are big ones going on right now. But there will be additional announcements as I've been indicating that our customers won't allow us to announce at this time.

 CHRIS CERASO - CREDIT SUISSE FIRST BOSTON - ANALYST

 Okay. And then lastly if I could just clarify the comments on the China joint venture, this is something that you haven't established yet and you're considering it just for the local market? Or also -- you said you're concerned about it for exports or was it just for the local market?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Well, we haven't done all the -- dot the I's and cross the T's but our thinking right now is that export is not a huge opportunity. There doesn't appear to be a return on investment. When you get done with all the shipping costs, with all the logistical costs, and the concern about the currency, and the concern about trade costs, et cetera, the barriers, we're not sure that long-term exporting from China makes a lot of sense. On the other hand, if we establish a facility there, there is nothing wrong with taking a small easy to manage program and, you know, saying to our customer, okay, you wanted China, well, here they are. But I think our thrust, if we put money into that arena is going to be -- to be global, to actually participate in the Chinese market that is expanding significantly.

 CHRIS CERASO - CREDIT SUISSE FIRST BOSTON - ANALYST

 Thank you very much.

 OPERATOR

 Our next question comes from Rob Hinchliffe from UBC. Please state your question.

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 ROBERT HINCHLIFFE - UBS - ANALYST

 Thanks, hi Jeff.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Hi, Rob.

 ROBERT HINCHLIFFE - UBS - ANALYST

 The new plant in Mexico, could you clarify, is that to replace one in the U.S.? Or is that really an expansion?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 It is an expansion. At the current time, we believe that plant is needed for needs that we have. We will be announcing additional business awards pretty soon.

 ROBERT HINCHLIFFE - UBS - ANALYST

 Okay. And, you know, obviously the costs are lower there. When the customer sort of has their way right now in terms of pricing, do the margins turn out to be any better by going to Mexico or you just -- you have to go there just to deal with the pricing that is in the market?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 With, let's see. If the cost is lower, then, yes the margins are better. That's the mathematical certainty.

 ROBERT HINCHLIFFE - UBS - ANALYST

 But you wouldn't be able to take the business so to speak if you didn't go to Mexico.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 I'm not sure I follow the question. We can take whatever business we want. It's a question of how much profit we make on that business. And obviously the lower the cost facility, the better the profit will be and the more we lower our overall averages, you know, the ideal would be to close all our North American facilities and, you know, put all our facilities in Mexico, China, Vietnam, India, et cetera, but that's just not a -- that timing, that practicality of doing such a thing is just not available to us.

 ROBERT HINCHLIFFE - UBS - ANALYST

 Okay. Third quarter, 40-cent number, would that -- were you actually saying 40 cents what you made a year ago is your guidance for next quarter?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Correct.

 ROBERT HINCHLIFFE - UBS - ANALYST

 Okay. Based on --

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Similar to the guidance I gave in the first quarter, that nobody wanted to believe us but --

 ROBERT HINCHLIFFE - UBS - ANALYST

 Point taken. What kind of wheel shipment growth in the third quarter, year-over-year?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Flat.

 ROBERT HINCHLIFFE - UBS - ANALYST

 Flat, okay.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 And that's right now, and remember, keep in mind, that our assembly plants are closed right now. So we're working off of -- you remember, you're familiar with our business, it's very dynamic. It changes every week, on Monday, we get this little facts from our customer, or EDI, computer release, and the plants are closed right now, so we don't have a phone call to make, you know, if we see a release drop, we've got a plant manager here in Van Nuys, calls the Mustang guy, and say what's going on, oh, well, don't worry about it we still need the wheels, and we clarify that. That happens when we get these wide swings. We don't have that ability right now. So we have a number, we think it's our best number, but we can't get on the phone and analyze it and say to our guy in Wicksom or Lansing or wherever or Kansas City, hey, you know you dropped your releases or you increased your releases, is it real and the guy says, oh, no, that's a mistake, or it's real, we had an air bag problem or whatever. So what we're saying is that unfortunately because of these shut downs we have a very, very unanalyzed information to go by. So we're concerned about it. So we're putting a warning out on that as well.

 ROBERT HINCHLIFFE - UBS - ANALYST

 Yeah. Can you use these shut downs to your advantage at all given sort of the operational things you're working through?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Absolutely. That's exactly what we're doing. There are major kinds of things going on that we don't normally do during a shut down, like a rearrangement of a pack line or a paint line or a whatever, or machining cell, et cetera. Exactly correct.

 ROBERT HINCHLIFFE - UBS - ANALYST

 And then Steve, --

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 In fact, we had a facilities call yesterday morning for three hours, with every single one of our plants and we kind of went over every one of those things to make sure the planning was done properly.

 ROBERT HINCHLIFFE - UBS - ANALYST

 Okay. With flat third quarter production, you know, think about it, the Mustang will be up and running and some other launches. Fourth quarter, wheel shipments should be up, all things being equal?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Yes, sir.

 ROBERT HINCHLIFFE - UBS - ANALYST

 Okay. And Steve, just one -- and your comment of aggressively buying back the stock. I mean maybe a simple question, but why -- why stay public here? Why not just sort of buy it all?

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 That's a good possibility. I may do that. I'm in the mood to tell all my investors that don't want to stay with me and whoever wants to keep selling it down like they're doing with shorts I might just say you know what, it's time for us to go private, I'm tired of Sarbanes-Oxley, I'm tired of worrying about quarterly reports to everybody and who is outguessing who and quite frankly, I'm tired of the OEMs looking at my numbers and continue to try to press us. So yeah, I may buy the whole company back. I've got the money in the bank and I've got the ability to do it and it's not a bad idea.

 ROBERT HINCHLIFFE - UBS - ANALYST

 What are the disadvantages. The benefits I guess are apparent but what are the cons to doing that?

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Well, the biggest disadvantage is I'm going to take on a whole lot of debt. You know, even with our cash position, to do that. And I am adverse to debt right now and spending a lot of capital on improvements in our operations, and you know, it is a catch 22, but if they press the stock down well enough, either I buy back a lot of it because we have a got a couple hundred million -- working capital is $300 million right now. And our, you know, our equity is 600-plus million. And we're putting in wonderful new capacity and equipment. And doing a lot of very interesting things. And you know, we don't drive the company by the stock price. I don't like it. But we're driving it by what's going -- I've had -- I said it and I will say it again. This price level and this best in class pricing will not last. They will fall out. There will be damage to the industry. It cannot last. No matter what anybody says, including China. These guys are not make -- you know, if I ever want to make any margins, Rob, I can go ahead and I will take 25-30 million wheels right now, like they're doing in other places, we need to make some margins, we're not going to give away our cash position but if they want to hammer us down enough then, yeah, we may buy the stock back. The only negative is taking on debt, that's it. Other than that there are no negatives for me.

 ROBERT HINCHLIFFE - UBS - ANALYST

 Are you starting to see some of your competition drop out or maybe not take the real thin deals like they had been.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 No. I'm seeing my competition being stupid about taking a lot of deals because they need the cash flow in order to pay their debt. That's what I see.

 ROBERT HINCHLIFFE - UBS - ANALYST

 All right. Great. Thanks a lot, guys.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Okay.

 OPERATOR

 Our next question comes from Brett Hoselton from KeyBanc Capital Markets. Please state your question.

 BRETT HOSELTON - KEYBANC CAPITAL MKTS. - ANALYST

 Hi Steve, hi Jeff.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Hi, Brett.

 BRETT HOSELTON - KEYBANC CAPITAL MKTS. - ANALYST

 Let's see here. First of all, Jeff, can you just give us -- give me the D and A numbers in the quarter and the CapEx numbers in the quarter again, I apologize. We just didn't catch those.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 No problem. Depreciation and amortization for the quarter 9,252,000. A year ago 8,125,000. Year to date 19,029,000. Compared to 15,790,000. Capital expenditures, 20,076,000. Compared to 20,184,000. Year to date, 35,274,000.
Compared to 43,714,000.

 BRETT HOSELTON - KEYBANC CAPITAL MKTS. - ANALYST

 Thank you very much. The inventory level, I think you said it finished off at around, what, 90-91 million for the quarter, is that correct?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Correct.

 BRETT HOSELTON - KEYBANC CAPITAL MKTS. - ANALYST

 You know, that's up fairly significantly from, even the prior quarter and the prior year.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Correct.

 BRETT HOSELTON - KEYBANC CAPITAL MKTS. - ANALYST

 What are your thoughts there going forward? Is that something that you're -- is that a level that we should plan for going forward? Or is that something that will probably get worked down over time?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Clearly you got to recognize with aluminum up, prices 12%, even higher, I'm sorry, in excess of 15%, that's the first element of it, so you've got the same number of pounds of aluminum but you reprice it at a 15% higher rate, so that's element number one.

 BRETT HOSELTON - KEYBANC CAPITAL MKTS. - ANALYST

 Right.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Number two, you've got -- you got big shut downs in the month of July, where as normally, we shut down like the last week of June and the first week of July, so we shut down the first week of July, so we -- our finished goods is up substantially, so that is not of concern at all. And unless things happen again similarly at the end of the third quarter we would expect, you know, a fairly substantial reduction in that, you know, when you bill finished goods for shut down period, you don't -- that's not a normal situation.

 BRETT HOSELTON - KEYBANC CAPITAL MKTS. - ANALYST

 I guess your second comment there about the shut downs, are you suggesting that the timing of the shut downs are different this year than they were last year and therefore it's accounted for differently on your balance sheet?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 It's a what? What was the last word?

 BRETT HOSELTON - KEYBANC CAPITAL MKTS. - ANALYST

 That the timing of the shut downs are different this year versus last year and therefore, the impact on your balance sheet is different?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 No. No, I'm not sure I understand the balance sheet impact other than the inventory is greater. Real inventory.

 BRETT HOSELTON - KEYBANC CAPITAL MKTS. - ANALYST

 Okay. Is there any change to your suspension revenues or your outlook for suspension revenues?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Not at all. In fact if anything, it's stronger right now. We're starting to really see the benefits of two things. One is the volume in the plant, the automation we're able to achieve, the -- just the momentum of volume that allows us to study our costs better and to get a better handle on it. We are really projecting to be out of the fourth quarter at break even operating wise or better. Maybe, hopefully, that's where I don't want to commit too much, but maybe hopefully the whole fourth quarter, operating wise, somewhere close to break even. But we feel very good about it. Second aspect is clearly, we're dealing with some new customers, they are excited, and we think this thing is starting to turn that corner. But, as you know, it's been a disappointment in terms of time to market.

 BRETT HOSELTON - KEYBANC CAPITAL MKTS. - ANALYST

 The -- okay. And Steve, this is basically directed at yourself, as far as your competitors, and I know that you're -- probably would not want to mention any particular competitors but as you think about this idea of a shakeout going forward, would that be mostly -- well, I mean is that -- are we talking Japanese competitors, Chinese competitors, North American competitors, European competitors? I mean is there any particular group that is more susceptible than others.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 No, the whole group is susceptible.

 BRETT HOSELTON - KEYBANC CAPITAL MKTS. - ANALYST

 Okay.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 There is nobody -- look, it all depends on how much margin you want to take. And how long you want to play the game. And when you are going to run out of money to do things. And we're not going to put ourselves in that position. And so if we lose some business, we lose some business. I'm going to keep our margins at some level to continue to create working capital so we can do what we need to do to become more and more efficient in the future. As far as competition, you know, there's guys out there that are playing on cash flow only or 1-2% margins. I don't know how long they are going to survive under that. No business is going to survive long term like that.

 BRETT HOSELTON - KEYBANC CAPITAL MKTS. - ANALYST

 Okay. Excellent. Thank you very much, gentlemen.

 OPERATOR

 Our next question comes from Darren Kimball from Lehman Brothers. Please state your question. Darren, your line is live.

 GLENN CHIN - LEHMAN BROTHERS - ANALYST

 Jeff and Steve, good morning. It's Glenn Chin from Lehman.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Oh, Darren is not alive but Glenn is there. Okay.

 GLENN CHIN - LEHMAN BROTHERS - ANALYST

 Right. Jeff, last quarter I think you were telegraphing 5% unit growth for the second quarter. Is there anything in particular behind the shortfall?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Yeah, it's called the auto industry that built inventories and started cutting production a little greater than we expected. We just got a lot of soft business across the board as I mentioned. Ford in particular was a disappointment in a lot of models. Mustang, as you know, we knew were shutting down, but other models such as the Focus, Explorer, Free Star, has been a horrible mess. We keep, you know, they say they are going to shut down next week and then they extend it another week, another week, another week. I heard on the radio this morning that you could practically buy a Free Star for what, $6,000 less than the sticker--

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Almost for free.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Yeah.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Almost.

 GLENN CHIN - LEHMAN BROTHERS - ANALYST

 I think it is at least $6,000 off.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Yeah.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 So yeah, as the quarter develops, it is exactly what I'm trying to explain about the third quarter as well. These things tend to change depending on current situations. They are much closer to just in time these days and can change schedules rather quickly or, for example on a Mustang if they have difficulties with an air bag or something else, that is going to affect us.

 GLENN CHIN - LEHMAN BROTHERS - ANALYST

 Okay. Speaking of the third quarter, I mean for the back half of the year given the inventory concerns particularly at GM and Ford, I mean are they telegraphing potential for some deep cuts there or --

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 No. That's a good question but you get the telegraphs, don't get the telegraphs. And your telegraphs are unreliable anyway. But, the schedules you get at the beginning of the quarter, they're worthless. But no, we're pretty short lead time items so we don't get a lot of advanced warning on things of that nature. It's still pretty early in the quarter and as I mentioned, there is no one to talk to right now. So we don't have a lot of feedback yet.

 DARREN KIMBALL - LEHMAN BROTHERS - ANALYST

 Hey, Jeff, it's Darren here. I've come back from the dead.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Oh, good. It was the line that was dead, not you.

 DARREN KIMBALL - LEHMAN BROTHERS - ANALYST

 Yeah. We were having trouble getting our mute buttons off but anyway, you know, now that things are starting to normalize there a little bit, and it sounds like you guys feel like you have your hands around, you know, some of the issues that you've talked about in the last couple of quarters, can you give us any better sense of when we get to 8% to 8.5%, assuming that is still the right normal number?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 July 3, 2006.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Now, Jeff, don't be facetious.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Oh, sorry.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Yeah. When the price of the product goes back up by 15%. It's a hard question, Darren. Look, we're doing a lot of things that are going to take people out of the process, as we go forward, in these automations. It's a slow process. I told everybody, we can't get the capital equipment in as rapidly. But that will have some significant impacts on our profitability, but it's going to be -- it's going to be a process, over quarter by quarter, by quarter, you will see it. Unless the only thing that is going to change that is two things. Number one if the OEMs keep hammering on prices and we're going to see at some point we're not going to take on new business because we're not going to take in the margins that don't make any sense or if the business slows down in general as we see in some of these specific models.

 DARREN KIMBALL - LEHMAN BROTHERS - ANALYST

 But Steve, I thought that the -- you know, I thought that the move from, like, you know 10% to 10.5% to 8% to 8.5% was, you know, sort of what you could do if you were running well in the current pricing environment. You know, and so I -- I don't know if you are being half serious or entirely serious when you said to get to 8.5%, you know, you need pricing to go up. But I thought that is what you could get, you know, in the current price environment if -- if you fixed your large wheel problem and your finish problems and stuff like that.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 In the current pricing environment, with the initiatives that we have, and the building of the new plant, we can absolutely get our margins back up to those levels. It's a slow incremental process that will take place. There will be significant bumps as we move into some of these more significant automation programs that take place but it's going to be quarter by quarter that you are going to see those moves. So no, I'm not being facetious about it. Listen, I would love to see the price go up 2, 3, $4 a wheel. On the other hand we recognize where the marketplace is, and we're attacking it. Or I wouldn't be going in and spending 70 or $80 million building a new plant in Mexico. If I had all my plants in Mexico right now I couldn't even tell you what my margins would be because I think our stock would be 70 or $80 a share. That's how incrementally different the pricing structure is from North America to Mexico but I can't, you know, just shut everything down and go to Mexico. But, when we get done with this next plant, based on our total volume, we are going to have more than 40% of our production coming out of Mexico: That's wonderful for America, you know.

 DARREN KIMBALL - LEHMAN BROTHERS - ANALYST

 Yeah, I hear you. Anyway, thanks.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 You bet .

 OPERATOR

 Our next question comes from Michael Bruynesteyn from Prudential Securities. Please state your question.

 MICHAEL BRUYNESTEYN - PRUDENTIAL SECURITIES - ANALYST

 Yeah. Hi, guys.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Hi, Michael.

 MICHAEL BRUYNESTEYN - PRUDENTIAL SECURITIES - ANALYST

 Steve, looking back at it you mentioned last quarter you're looking at other opportunities beyond wheels and components. Can you elaborate on those at all?

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Well, I'm thinking about buying a casino in Las Vegas because they're available. I don't think I said that, Michael. If I did what I might have said is other opportunities in how we're going to produce our products and maybe other opportunities in the production. But as far as looking at other opportunities outside of wheels and components, we talk about it a lot. We haven't come up with any that make economic sense for us to look at doing.

 MICHAEL BRUYNESTEYN - PRUDENTIAL SECURITIES - ANALYST

 Okay. Great. And can you clarify what is -- Jeff, with the tax rate, and we've seen the rate coming in higher I guess than we've been expecting for a while. Should we -- what should we think going forward here?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 I'm not sure what your expectations are, but we lowered the tax rate in the first quarter, and there's a good possibility we will take another look at it, you know, later in the year, but, you know, as you make lower income and your credits and benefits stay the same, you get a lower effective rate.

 MICHAEL BRUYNESTEYN - PRUDENTIAL SECURITIES - ANALYST

 All right. So what is your guidance for this year or for the remainder of the year?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Well, right where it is now. What we do is each quarter you do an annualized effective rate. We were at 35% last year. We are at 34.5% this year. So far. We review it every quarter. In accordance with accounting principles which we will do a new estimated annualized effective rate every quarter.

 MICHAEL BRUYNESTEYN - PRUDENTIAL SECURITIES - ANALYST

 Okay, great. And then you've mentioned the rapid pace of new program wins. Is there sort of an inflection point we should be watching for here in terms of --

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Watch for our press releases.

 STEVE BORICK  - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 It's coming quickly, Mike. You will see, you know, certainly the third quarter, depending on the mix from some of our programs that are ongoing, but new programs are going to really start falling in place in August and September. And you will see large volume increases as we go into the fourth quarter.

 MICHAEL BRUYNESTEYN  - PRUDENTIAL SECURITIES - ANALYST

 Great. Thanks a lot.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Thanks, Michael.

 OPERATOR

 Our next question comes from Jon Rogers from Smith Barney. Please state your question.

 JON ROGERS - SMITH BARNEY - ANALYST

 Yes, good afternoon. I just have -- Steve, you had mentioned that with the improvements that you're working hard to get, you can get to 8.5% net margin, and then you've been complaining about an acceptable margin level. Is that, in your mind; is 8.5% acceptable?

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 You know, I don't believe there is such a thing as an acceptable margin in business. I think that you, the gentlemen on the other side of the phone sort of tell us what you believe is acceptable when you do your write-ups. So you tell me what you think is acceptable. I don't believe there is an acceptable level. I hate 5% that we're dealing with today, or 6%, I love when we're making

10%-11%, I thought that was pretty good but you know I'm sitting on a board of a home building company, I'm sure some of you might follow it, MDC Holding, we're making margins that are 26%-27% right now. Is that acceptable for the home building business? Well, not based on history, it isn't. So I'm not sure what acceptable is, but I would be very happy to have a sustainable 8%-8.5% margin in the company based on our growth prospects.

 JON ROGERS - SMITH BARNEY - ANALYST

 Okay. Now, and then I guess more philosophically, as you look at the history of your business, and you've been saying for quite some time that this pricing as -- you view it as temporary, and if you look back in maybe the late '90s when some of your competitors, did go get into trouble, do you think that there is a level of global competition here that wasn't there the last time around that might make it more difficult for you to to get any pricing power going forward?

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 I believe that the global environment is far different than it was, as is everything in the world, including, you know, the value of the dollar, if you will. Compared to where it was. So it's always a moving target. And the globalization of this commodity, in my opinion, has become extreme. And I think when you look at reality, the playing field is not level, the profit margins for some of the players are very miniscule, the desire to be a supplier of OEM products, whatever they may be, outside of the U.S. and North America, for that matter, coming from Asia, is very palatable. Certain product lines will continue to flourish. And I believe when you look at wheels and you look at the logistics costs and you look at the complexity and the safety of it, that there is going to be hiccups along the way that will give us an opportunity not to at least have any further degradation of pricing in the future.

 JON ROGERS - SMITH BARNEY - ANALYST

 Thank you very much.

 OPERATOR

 Our next question comes from David Summers from CD Capital. Please state your question.

 DAVID SUMMERS - CD CAPITAL - ANALYST

 Hello.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Hello?

 DAVID SUMMERS - CD CAPITAL - ANALYST

 Yes, a couple of questions. Can you give a little color on the joint venture, what is happening there, why it was down a little bit?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 As I mentioned, the pricing environment in Europe is such that we had to take some adjustments to our prices, and so it's slightly down.

 DAVID SUMMERS - CD CAPITAL - ANALYST

 Do you expect that to continue that way? Or will we see it, you know, --

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Yeah, no, I expect it to continue to be approximately the same as it is. We don't see a lot of increases in the profits there. Until we get some new business in there.

 DAVID SUMMERS - CD CAPITAL - ANALYST

 Okay. You had talked earlier, maybe this question is for Steven, that you would, you know, consider aggressively buying shares, you know, given what you did in the last quarter, do you see stepping that up? What -- what are your thoughts kind of in the short term, you know, barring some huge action in a -- to buy your whole company, what are your thoughts around that?

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Well, I think as we watch over the next 48 hours, and see how the market reacts to the write-ups that you gentlemen are going to put out, and how the investor community looks at it, if we get some deterioration as we're seeing right now from here, I'm going to start stepping up the volume of the stock, I'm never going to pick the bottom or the top, obviously, and I want to be conservative but I don't mind spending some serious money on repurchase if the marketplace decides they want to hammer us further.

 DAVID SUMMERS - CD CAPITAL - ANALYST

 But why not see that kind of above -- I mean would that be above kind of what you did in the last quarter and kind of done year to date or --

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Say that question again.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Is it above current levels?

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Oh, it would be certainly very much above current levels. Significantly.

 DAVID SUMMERS - CD CAPITAL - ANALYST

 This is John, a colleague of David's. One of the things that we're confused by is two calls ago, when asked by a sell side analyst about Hayes emerging from bankruptcy, you essentially shrugged them off and said they were not competition. They obviously were with price competition. China has been price competitive. And your attitude today is that you basically don't care and that they are going to go out of business and you're going to win and prices are going to go back up.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 No, I never said that I don't care, number one. I don't believe that I ever made that statement that Hayes is not a competitor of ours, because they are. What I said is, that Superior is sitting on $200 million in cash, Hayes has got 5 or $600 million in debt. If I were in their position the one thing I would be wanting to make sure I do is have enough cash flow to continue to maintain my debt payments so I don't have any banking problems in the future. I am not going to put any more equity out at $14 a share, if Hayes wants to put more equity out to raise capital, that way, that's fine with me. That's not our posture. We don't need to do that at this point in time. They are a formidable, good, solid supplier in the supply base today. And they're living with the same difficult situations that we are on pricing both in North America and in Europe. And the only difference is; is that they've got to make sure, in their business model, that they can handle their debt structure, and we don't need to do that.

 DAVID SUMMERS - CD CAPITAL - ANALYST

 Well, I maybe misspoke when I said you said they weren't a competitor, but I believe what you said, and I believe you have -- the transcript is in the public domain, you said that you're not threatened by them. Emerging from bankruptcy. And when, you know, I don't have their balance -- their post-emerging balance sheet in front of me but typically when you come out of bankruptcy, you no longer have debt. I don't know if that is the case or not because I don't follow them.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Well you should follow them and look at their balance sheet before you speak, number one. Number two, if I said I wasn't threatened by them, Superior Industries has got close to 20 million wheel capacity, if you follow Hayes and then you can call back again on the third quarter call and look at what they have done in the shut downs of their plants and then we can have this conversation about how many wheel plants in North America they no longer have and what they're doing in Mexico in increasing their production.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 And their market share has dropped from 20% to 10%.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 And, you know, they're doing wheels and they're doing components, they're doing steel wheels, they are not a formidable competitor in North America on wheels any longer.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Aluminum wheels.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Aluminum wheels.

 DAVID SUMMERS - CD CAPITAL - ANALYST

 Okay. So then you are reaffirming what you said a couple of quarters ago, which, you are not -- you are not threatened by them.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 I'm not threatened by anybody anywhere in the world.

 DAVID SUMMERS - CD CAPITAL - ANALYST

 They are not a formidable competitor to you.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Why are you asking these questions? I've never had anybody ask questions like this before.

 DAVID SUMMERS - CD CAPITAL - ANALYST

 Because we are disappointed with what you said a couple of quarters ago, when in fact, they did turn out to be formidable.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Who is this again?

 DAVID SUMMERS - CD CAPITAL - ANALYST

 This is CD Capital.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 CD Capital? Okay. Well, I'm just very sorry that you're disappointed and, you know, I would love to go back through my transcript and when you talk about competitors, I look at competitors every single day in the marketplace.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Let me just finish this by saying we have about 40% market share, they have about 10% market share. How do you define the word formidable?

 DAVID SUMMERS - CD CAPITAL - ANALYST

 My -- our premise, when -- we didn't ask the question. Somebody else did. But that was the question on the top of our minds.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Okay.

 DAVID SUMMERS - CD CAPITAL - ANALYST

 The question was, from our perspective, when you essentially drove Hayes out of -- into bankruptcy, because you are all the things that you say you are, very good --

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 That's your words. We didn't drive Hayes into bankruptcy. And so we're not exactly sure where you're going with that but we are going to end this conversation. Next question, please, Charlene?

 OPERATOR

 Our next question comes from Frank Dunow from Adage Capital. Please state your question.

 FRANK DUNOW - ADAGE CAPITAL - ANALYST

 I don't know if I want to follow anymore. How are you doing, Jeff?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Good.

 FRANK DUNOW - ADAGE CAPITAL - ANALYST

 I got a question.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Who have we got here?

 FRANK DUNOW - ADAGE CAPITAL - ANALYST

 Frank Dunow.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Oh, Frank, where you been.

 FRANK DUNOW - ADAGE CAPITAL - ANALYST

 I've been watching your stock decline down to a level that might make it attractive again.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Okay. How have you been?

 FRANK DUNOW - ADAGE CAPITAL - ANALYST

 Fine. Got a question though. Is the Chairman and CEO, how does he feel about buying back the company? I don't think that has ever been his favorite idea taking it private, if I am correct.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Lou and I have had some very interesting conversations recently about that, and quite frankly, it was kind of at a point, you know, he is getting a little bit older, where he is letting me do the vantage steering of this company and he is kind of comfortable with whatever we -- as a team want to discuss. And so lately I've talked to him about all these options. He said, you know, let's see how the market plays us out here, and we can sit down and talk about that. He is certainly not uncomfortable with buying back some significant chunks of stock if the price deteriorates.

 FRANK DUNOW - ADAGE CAPITAL - ANALYST

 I don't have a problem with that. It is -- I mean if nothing else, would he create an estate planning issue for two of the larger shareholders?

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 It could.

 FRANK DUNOW - ADAGE CAPITAL - ANALYST

 Yeah. Okay.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Yeah, I mean -- you know, when I say buyback, you know we have -- that's been brought up many, many times.

 FRANK DUNOW - ADAGE CAPITAL - ANALYST

 Right.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 And we have the opportunity, but that's not my direction. What I want to do is do what we're doing every day, continue to build good product, and get out of this convoluted mess right now that we're in with pricing and do what we need to do in automating our plants, and taking advantage of our internal intelligence.

 FRANK DUNOW - ADAGE CAPITAL - ANALYST

 But share private again, it makes sense to me, just taking it private, you lose one of the weapons you already talked about, you're the only one with the balance sheet to do suff.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Right.

 FRANK DUNOW - ADAGE CAPITAL - ANALYST

 If you take away that, then you're just like everybody else. Then you got to take price in order to run the plants.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 That's a very balanced comment. And I agree. I don't want to be -- someone said, what was the worst scenario, I said I don't want to be up to my eyeballs in debt and looking, you know, God forbid we would have 5 or $600 million in debt looking at this environment right now.

 FRANK DUNOW - ADAGE CAPITAL - ANALYST

 Okay. Thanks a lot.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Yeah. Good to talk to you, Frank.

 OPERATOR

 Our next question comes from Zowie Shin from Morgan Stanley. Please state your question.

 JONATHON STEINMETZ - MORGAN STANLEY - ANALYST

 Good morning. It's Jonathan Steinmetz.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Yeah. Hi, Jonathan.

 JONATHON STEINMETZ - MORGAN STANLEY - ANALYST

 Hi. A couple of questions. One big picture, one a little more detailed. The big picture is when you think out strategically for a couple of years, when you contemplate these actions, just to be clear, do you expect a flattish pricing environment, like for like wheel, an inflationary environment, or a deflationary environment?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 I would say flattish. I don't think they are going to do go down much more. I don't think we are going to get a lot of price increases. The price of unit prices will go up as a result of the trend to larger wheels.

 JONATHON STEINMETZ - MORGAN STANLEY - ANALYST

 Okay. And the second is, was there any currency translation impact on the equity income line?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 A couple hundred thousand dollars.

 JONATHON STEINMETZ - MORGAN STANLEY - ANALYST

 Okay. Great. Thank you very much.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Thank you.

 OPERATOR

 Our next question comes from Jennifer Wallace from Alpine Capital. Please state your question.

 JENNIFER WALLACE - ALPINE CAPITAL - ANALYST

 Hi there, guys.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Hi, Jennifer.

 JENNIFER WALLACE - ALPINE CAPITAL - ANALYST

 Steven, you talk about the strategic advantage of becoming a private company, vis-a-vis your relationship with the OEMs and not having to publish financial statements, you also talk about the strategic risks of being levered in a tough environment. As you think about that, and your father's general history, not necessarily interested in buying back all the stock, do you think that that is a credible option, or do you think the more likely scenario is that you'll buy a lot of stock back in the open market, and just take advantage of the sort of ebbs and flows in the price?

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 I think the -- I think, you know, somebody made the comment, and of course, you know, I guess boastfully, I said, yeah, we have that option in front of us, based on our financial condition, based on the family holdings, and where they're at, but the credible option is to watch this stock and to take advantage -- I see a lot of really good things taking place internally in the company. And I think that as we continue this process, and we believe that the pricing scenarios are getting sort of benign, if you will, at a standard, that we do see as we move forward, particularly with our next plant, and some of the things we're doing, that, you know, our margins will go up, in time, and if for the time being, because, you know how fickle Wall Street can be about things, if we get pushed down, the right thing is, based on the equity, is to go ahead and continue to do some significant acquisitions of our stock.

 JENNIFER WALLACE - ALPINE CAPITAL - ANALYST

 I agree with that. I guess my concern is just that I would have expected, when you released numbers today to have seen a much bigger share repurchase in the past quarter given what the stock price has done. I mean, let's be candid. It hasn't been strong for quite some time now. And you sort of made the same kind of comments for the past two quarters. At what point do you actually act as opposed to watch or talk about it?

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 The thing for us -- it is a really good question, Jennifer and I don't know -- Jeff just walked back in. Jennifer asked at what point do you really act on the price. She was surprised that we haven't made more repurchase. And they just always look at me, because Jeff is always in favor of a buyback, and Lou kind of says why didn't you buy more stock back and then when I say, well, you know, Lou, what do you want to buy back, well, you know, 100,000-200,000 or is it a million? Oh, well, you know, you ought to just be buying some every day. And so that is the posture I think I am going to take going forward, is at this price I will just start buying stock back every day.

 JENNIFER WALLACE - ALPINE CAPITAL - ANALYST

 I mean you should buy a ton of stock. You have plenty of cash and you're not going to get opportunities, maybe you will, but you know, this is -- I think a great opportunity. I mean --

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Well, Jennifer, the only problem I have is what is the street going to take me at on PE? That's going to the question as to what PE they want to peg the company at and the industry. And depending on the PE that they pegged us at, I had a conversation with the chairman of MDC this morning, and their stock is pegged at 7 PE, right now, and yet some of the other big players are at 9 and 10, so their stock is 65 and if they take it up to 9 or 10 you're looking at a $80, $90, $100 stock. That's a lot of difference. And the same thing with us. If we're pegged at 15, we're a 30, $32 stock and if we're pegged lower than that, you know, so I have a real problem with that side of the equation as to what the industry wants to be pegged at and what the street decides to peg Superior at.

 JENNIFER WALLACE - ALPINE CAPITAL - ANALYST

 But so then you're, I mean, then you're back to the whole question of trying to time the bottom which is a difficult game to play and at the end of the day you got to figure out, what, you know, given all that you know about the inside of the company, what's this thing worth, it's probably worth a whole lot more than $31. And if you.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 It probably is.

 JENNIFER WALLACE - ALPINE CAPITAL - ANALYST

 So --

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 And I will say that we are going to take a more aggressive stance on a regular daily basis and purchase, --

 JENNIFER WALLACE - ALPINE CAPITAL - ANALYST

 I think that is good news.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 We can talk outside of this forum.

 JENNIFER WALLACE - ALPINE CAPITAL - ANALYST

 Sounds good.

 STEVE BORICK - SUPERIOR INDUSTRIES - PRES., COO, DIRECTOR

 Thanks.

 JENNIFER WALLACE - ALPINE CAPITAL - ANALYST

 Thank you.

 OPERATOR

 Our next question comes from Chris Boncroft from Stage Asset Management. Please state your question.

 CHRIS BONCROFT - STAGE ASSET MANAGEMENT - ANALYST

 Good afternoon, gentlemen. I apologize if you've already addressed this. Can you quantify or give us some more color on what you expect in the fourth quarter as per operational improvements?

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 We haven't quantified that. Except to say that numbers look good, production numbers look good, our schedules look good. And we're using the third quarter to install some of the automated equipment. So without committing, I am indicating that the fourth quarter will be sequentially improved.

 CHRIS BONCROFT - STAGE ASSET MANAGEMENT - ANALYST

 Thank you.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 As we get closer, we will give you more values.

 OPERATOR

 Once again, ladies and gentlemen, as a reminder, should you have a question, please press star, one at this time . If there are no further questions I will now turn the conference back to Mr. Ornstein.

 JEFF ORNSTEIN - SUPERIOR INDUSTRIES - CFO, V.P., DIRECTOR

 Thanks very much, everybody. Have a good day.

 OPERATOR

 This concludes the conference for today. Thank you all for participating and have a nice day. All parties may now disconnect.